UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 5, 2020

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54524	30-0678378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6160 Warren Pkwy, Suite 100

Frisco TX 75034

(Address of Principal Executive Offices)

(972) 217-4080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Joint Venture Agreement

Effective February 11, 2020, Appiphany Technologies Holdings Corp. (the “Company”) entered into a Joint Venture Agreement dated February 5, 2020 (“Agreement”) with Tsilaan, LLC (“Tsilaan”) and Kola Venture Group (“Kola”) for the purposes of seed and genetics production for the hemp industry. Pursuant to the terms of the Agreement, Tsilaan shall contribute an initial 2,000,000 seeds to be used for genetics research and for sales purposes. The Company will issue 1,000,000 shares of the Company’s common stock to Tsilaan and 500,000 shares of the Company’s common stock to Kola, both of which are on a post reverse split basis. The Company also agreed to provide $300,000 in cash to the Joint Venture for working capital and expansion opportunities. In consideration for the Company’s common stock issued and the working capital contribution, the Company shall receive a twenty-five percent (25%) equity interest into the Joint Venture, with Kola receiving 25% and Tsilaan receiving the remaining 50%.

A form of the Joint Venture Agreement is filed as Exhibits 10. to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Joint Venture Agreement and the issuance of the Shares set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 8.01Other Events.

On February 11, 2020 the Company issued a press release regarding the Joint Venture. A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number 10.1 99.1	Description of Exhibits Joint Venture Agreement Press Release regarding the Joint Venture dated February 11, 2020

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 11th day of February, 2020.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.
By:	/s/ Scott Cox
	Name:	Scott Cox
	Title:	Chief Executive Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number 10.1 99.1	Description of Exhibits Joint Venture Agreement Press Release